                                                                  EXHIBIT 99.1

                              ARTICLES OF AGREEMENT
                                       OF
                                  LIBERTY BANK


         Know all men by these presents:

         The undersigned, desirous of forming a corporation under the laws of the State of Missouri, and more particularly under the provisions of Chapter 362, Revised Statutes of the State of Missouri, 1994, as amended, for the purpose of establishing and organizing a banking corporation, have entered into the following articles of agreement:

                                    ARTICLE I
                                  Name of Bank

         The name of this banking corporation shall be LIBERTY BANK.

                                   ARTICLE II
                                Location of Bank

         The main banking office of Liberty Bank shall be located at the Southeast corner of Primrose Street and Fremont Avenue in the City of Springfield, Greene County, Missouri. The banking business of Liberty Bank shall be conducted from its main banking office.

                                   ARTICLE III
                                  Capital Stock

         The authorized amount cash capital of this banking corporation shall be Three Million Four Hundred Thousand Dollars ($3,400,000) of which the capital stock of the banking corporation shall be One Million Seven Hundred Thousand Dollars which shall be divided into thirty-four thousand (34,000) shares of the par value of fifty dollars ($50.00) each; that the same has been bona fide subscribed and is actually paid in lawful money of the United States of America and is in the custody of the persons hereinafter named as the first board of directors; that the Surplus will be One Million Dollars ($1,700,000), and the undivided profits will be zero ($0).

         If the capital stock is increased by the sale of additional shares thereof, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of said capital stock owned by him at the time the increase is authorized by the shareholder. The Board of Directors shall have the power to prescribe a reasonable period of time within which the preemptive rights to subscribe to the new shares of capital stock must be exercised.

                                   ARTICLE IV
                       Name and Addresses of Shareholders

         The names and places of residence of the shareholder and the number of shares subscribed by each is as follows:

         Name                           Residence         Number of Shares

Gary E. Metzger, as agent for    Primrose & Fremont            34,000
Liberty Bancshares, Inc.         Springfield, Missouri



                                    ARTICLE V
                                    Directors

         The Board of Directors of Liberty Bank shall consist of ten members, and the following are the names of those agreed upon as the first Board of Directors to hold their office as director until their successors, as such, are elected and qualified:


     Name                               Address
     ----                               -------

William P. Gaut                         3538 Blueridge
                                        Springfield, Missouri  65809

Lyle A. Graesser                        Route 2 Box 38
                                        Republic, Missouri  65738

Kenneth E. Hamilton                     4745 Bittersweet
                                        Springfield, Missouri 65804

Jack Hoke                               6264 South White Hills
                                        Springfield, Missouri  65804

Gary E. Metzger                         1947 East Norshire
                                        Springfield, Missouri  65804

Ben A. Parnell, Jr.                     2545 Cinnamon Place
                                        Springfield, Missouri  65809

Richard A. Pendleton                    1655 South Enterprise
                                        Springfield, Missouri  65804

Wayne A. Scheer                         3648 Sugar Hill
                                        Springfield, Missouri  65809

Matthew C. Vattes                       Route 1 Box 175-4
                                        Nixa, Missouri  65714

C. Tal Wooten, Jr.                      3106 East White Oak Terrace
                                        Springfield, Missouri  65809



         The Board of Directors shall appoint one of its members President of this banking corporation and the President shall serve as Chairman of the Board unless the Board of Directors selects another member to serve as Chairman of the Board. The Board shall have the power to appoint one or more Vice Presidents and to appoint a Cashier and such other officers and employees as may be required to transact the banking business of the banking corporation.

         The Board of Directors shall have the power to define the duties of the officers and employees of this banking corporation; to fix the salaries to be paid to the officers and employees; to dismiss officers and employees; to require bonds of the officers and employees and to fix the penal amount of such bonds; to manage and administer the business and affairs of the banking corporation; to make all bylaws that it may be lawful for the Board of Directors to make; and to do and perform all acts that it may be lawful for a Board of Directors to do and perform.

                                   ARTICLE VI
                                    Duration

         The duration of this banking corporation shall be perpetual and its existence shall continue until terminated in accordance with the laws of the State of Missouri.

                                   ARTICLE VII
                                    Purposes

         The purposes for which this banking corporation is formed is to have and exercise all rights and powers of a bank, except fiduciary powers requiring a separate Certificate of Authority from the Commissioner of Finance pursuant to
Section 362.115, under Chapter 362, RSMo.

         IN TESTIMONY WHEREOF, I have hereunto, this 26th day of May, 1995, set my hand and affixed my seal.


                                      /s/ Gary E. Metzger
                                      ----------------------------
                                      Gary E. Metzger


                                      /s/ William P. Gaut
                                      ----------------------------
                                      William P. Gaut


                                      /s/ C. Tal Wooten
                                      ----------------------------
                                      C. Tal Wooten


                                      /s/ Jack Hoke
                                      ----------------------------
                                      Jack Hoke


                                      /s/ Kenneth E. Hamilton
                                      ----------------------------
                                      Kenneth E. Hamilton

                        ACKNOWLEDGMENT OF GARY E. METZGER

STATE OF MISSOURI   )
                    ) ss.
COUNTY OF GREENE    )

         On this 26th day of May, 1995, before me personally appeared Gary E. Metzger as an incorporator of Liberty Bank, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year above mentioned.


                                                     /s/ Dola M. Ferrell
                                                     --------------------------
My commission expires:  8/17/97                      Notary Public






                        ACKNOWLEDGMENT OF WILLIAM P. GAUT

STATE OF MISSOURI   )
                    ) ss.
COUNTY OF GREENE    )

         On this 26th day of May, 1995, before me personally appeared William P. Gaut as an incorporator of Liberty Bank, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year above mentioned.


                                                     /s/ Denise C. Ritter
                                                     --------------------------
My commission expires:  11/23/96                     Notary Public

                         ACKNOWLEDGMENT OF C. TAL WOOTEN

STATE OF MISSOURI   )
                    ) ss.
COUNTY OF GREENE    )

         On this 26th day of May, 1995, before me personally appeared C. Tal Wooten as an incorporator of Liberty Bank, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year above mentioned.


                                                     /s/ Denise C. Ritter
                                                     --------------------------
My commission expires:  11/23/96                     Notary Public









                           ACKNOWLEDGMENT OF JACK HOKE

STATE OF MISSOURI   )
                    ) ss.
COUNTY OF GREENE    )

         On this 26th day of May, 1995, before me personally appeared Jack Hoke as an incorporator of Liberty Bank, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year above mentioned.


                                                     /s/ Dola M. Ferrell
                                                     --------------------------
My commission expires:  8/17/97                      Notary Public

                      ACKNOWLEDGMENT OF KENNETH E. HAMILTON

STATE OF MISSOURI   )
                    ) ss.
COUNTY OF GREENE    )

         On this 26th day of May, 1995, before me personally appeared Kenneth E. Hamilton as an incorporator of Liberty Bank, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year above mentioned.


                                                     /s/ Denise C. Ritter
                                                     --------------------------
My commission expires:  11/23/96                     Notary Public

                               EMPLOYMENT CONTRACT


This agreement will serve as an employment agreement between Sac River Valley Bank and Garry Robinson. Terms and compensation under this contract will begin July 1, 1998 and will remain in effect for a period of nine (9) years from this date. The present employment contract between Garry Robinson and Sac River Valley Bank will be cancelled as of the above stated date.

DUTIES
GLR will work in Springfield 3 days per week and in Stockton 2 days per week.
         In Springfield GLR will:
              Run the Springfield office of SRVB
              Hire and train all personnel there
              Initiate Springfield loans
              Collect and supervise Springfield
         In Stockton GLR will:
              Continue to handle his Stockton loan portfolio.
              Support the Stockton management, to include, but not be limited to:
                   Advice on investments
                   Participate in the training of management personnel Generally help in the supervision of the operation of the bank

COMPENSATION
The compensation under this contract will be $144,000 for the first year, paid in monthly installments with an annual raise of 5%. There will be no bonuses paid to GLR under this contract. If the after-tax net profit of SRVB drops below $1,000,000 in any year the following year's salary of GLR will be reduced by 10% of the total salary for each $100,000 the profit is below $1,000,000 for the year. The minimum salary to be paid to GLR under this formula is $50,000 annually. At the point that the contract payments fall to $50,000 or below, SRVB may terminate this contract at is sole discretion.


BENEFITS
Fringe benefits such as health insurance, dental insurance, disability insurance, vacation, life insurance and retirement plans will be the same as other officers of the bank. Bank will provide a bank vehicle for GLR (similar to an 88 Oldsmobile Royale). This vehicle will be updated to a current year model every three years as is the current procedure.

OTHER TERMS
Should SRVB sell, the contract will be binding in the purchaser. GLR will honor the terms of the contract with any purchaser. During the term of the contract GLR will not compete in the banking field with SRVB without the written consent of SRVB.

SAC RIVER VALLEY BANK                       /s/ Garry Robinson
                                            --------------------------------
                                            Garry Robinson
/s/
------------------------------
Date:                                       Date:
     -------------------------                   ---------------------------

                              ADDENDUM TO CONTRACT


If during the term of this contract, Garry L. Robinson should become incapacitated for a period exceeding six months, this contract shall be void. Incapacitation shall include any act, intentional or unintentional, which shall render Garry L. Robinson unable to physically or emotionally complete the terms of this contract. Should a dispute arise in the definition of incapacitation, the opinion of the local court with legal jurisdiction shall prevail.

                              ARTICLES OF AGREEMENT
                              SAC RIVER VALLEY BANK


KNOW ALL MEN BY THESE PRESENTS:

         That we, the undersigned, desirous of forming a corporation under the laws of the State of Missouri, and more particularly under the provisions of
Article 2 Chapter 12 Revised Statutes of Missouri of 1909 and amendments thereto, for the purpose of establishing a Bank of Deposit and Discount, have entered into the following agreement:

First: The name of this corporation shall be SAC RIVER VALLEY BANK.

Second: That the Bank shall be located in the City of Stockton, Cedar County, Missouri.

Third: That the amount of the Capital Stock of the Bank shall be $25,000.00 divided into 250 shares of the par value of one hundred dollars each; that the same has been Bona Fide subscribed and one-half actually paid up in lawful money of the United States and is now in the custody of the persons hereinafter named as the first Board of Directors.

Fourth: That the names and places of residence of the several shareholders and the number of shares subscribed by each are as follows:

--------------------------------------------------------------------------
         Name             Residence                      Number of shares
--------------------------------------------------------------------------
J.G. Simmons              Stockton, Missouri             Four shares
J.M. Hudson               Stockton, Missouri             Four shares
S.D. Roundtree            Stockton, Missouri             Four shares
J.A. Headlee              Stockton, Missouri             Four shares
E.S. Smith                Stockton, Missouri             Four shares
Sol Hartley               Stockton, Missouri             Four shares
Wm. Hudson                Stockton, Missouri             Four shares
W.E. Craig                Stockton, Missouri             Four shares
J.W. Milligan             Stockton, Missouri             Four shares
A.W. Hartley              Stockton, Missouri             Four shares
E.M. Frieze               Stockton, Missouri             Four shares
W.C. Davis                Stockton, Missouri             Four shares
H.W. Smith                Stockton, Missouri             Four shares
Arminta Younger           Stockton, Missouri             Four shares
G.M. Edge                 Stockton, Missouri             Four shares
Len Hartley               Stockton, Missouri             Four shares
G.W. Church               Stockton, Missouri             Four shares
J.R. Sortor               Stockton, Missouri             Four shares
Chas. Masters             Stockton, Missouri             Four shares
C.A. Hendricks            Stockton, Missouri             Four shares
H.O. Hartley              Stockton, Missouri             Four shares
C.H. Haden                Stockton, Missouri             Four shares

I.P. Haden                Stockton, Missouri             Four shares
A.M. Brown                Stockton, Missouri             Four shares
J.W. Collins              Stockton, Missouri             Four shares
R.H. Edge                 Fair Play, Missouri            Four shares
C.M. Edge                 Fair Play, Missouri            Four shares
L.L. Edge                 Stockton, Missouri             Four shares
Omer Wasson               Stockton, Missouri             Four shares
J.K. Baker                Dunnegan, Missouri             Two shares
C.C. Willett              Stockton, Missouri             Two shares
C.B. Gordon               Stockton, Missouri             Two shares
Walter Jones              Stockton, Missouri             Two shares
Harry Jones               Stockton, Missouri             Two shares
J.H. Harper               Stockton, Missouri             Four shares
J.W. Craig                Stockton, Missouri             Two shares
R.L. Preston              Stockton, Missouri             Two shares
W.T. Hickman              Stockton, Missouri             Two shares
J.E. Haden                Stockton, Missouri             Two shares
C.F.P. Baker              Dunnegan, Missouri             One share
A.J. Locke                Stockton, Missouri             One share
J.E. Church               Stockton, Missouri             One share
G.W. Cooper               Stockton, Missouri             One share
Eber White                Stockton, Missouri             Four shares
Isaac Odell               Stockton, Missouri             Two shares
J.A. Worley               Stockton, Missouri             Four shares
J.P. Johnson              Caplinger Mills, Missouri      Four shares
J.T. Elliston             Caplinger Mills, Missouri      One share
U.A. Bush                 Cane Hill, Missouri            Four shares
E.E. Rountree             Cane Hill, Missouri            Four shares
W.L. Todd                 Cane Hill, Missouri            Four shares
W.H. Potts                Wagoner, Missouri              Four shares
W.L. Douglas              Wagoner, Missouri              Two shares
Wm. Zollman               Jerico Springs, Missouri       Four shares
J.W. Willett              Jerico Springs, Missouri       Four shares
W.H. Umbarger             Jerico Springs, Missouri       Four shares
D.G. Kitsmiller           Jerico Springs, Missouri       Three shares
U.S. Cassel               Jerico Springs, Missouri       Two shares
W.W. Younger              Stockton, Missouri             Four shares
J.P. Hartley              Carthage, Missouri             Two shares
J.M. Baker                Bear Creek, Missouri           Two shares
Wm. G. Jackson            Bear Creek, Missouri           Four shares
Jas. W. Jackson           Bear Creek, Missouri           Four shares
J.M. Campbell             Dunnegan, Missouri             Two shares
Wm. Roy                   Cane Hill, Missouri            Two shares
Ed Alberti                El Dorado Sp'gs, Missouri      Four shares
Jnno. G. Rutledge         Stockton, Missouri             Two shares
A.W.B. Kirkpartrick       Dunnegan, Missouri             Two shares
J.W. Young                Stockton, Missouri             Two shares

John S. Brown             Stockton, Missouri             Four shares
T.B. Simmons              Dunnegan, Missouri             One share
C.A. Newman               Stockton, Missouri             Four shares
W.T. Council              Stockton, Missouri             Four shares
Buller Crisp              Crisp, Missouri                Four shares
J.T. Haden                Stockton, Missouri             Four shares
W.F. Rau                  Stockton, Missouri             Four shares
Tincy H. Baker            Dunnegan, Missouri             One share
Lonnie E. Fox             Crisp, Missouri                Two shares

Fifth: That the Board of Directors shall consist of Nine shareholders, and the following are the names of those agreed upon for the first year, J.M. Hudson, C.H. Haden, E.S. Smith, W.E. Craig, J.W. Willett, S.D. Rountree, J.P. Hartley, A.M. Brown and R.L. Preston.

Sixth: The corporation shall continue for Fifty years.

IN TESTIMONY WHEREOF, we have hereunto set our hands and seals on this 24th day of July, A.D. 1912.

J.G. Simmons        (seal)   J.M. Hudson          (seal)   S.D. Rountree          (seal)  J.A. Headlee        (seal)
E.S. Smith          (seal)   Sol Hartley          (seal)   Wm. Hudson             (seal)  W.E. Craig          (seal)
J.W. Milligan       (seal)   A.W. Hartley         (seal)   E.M. Frieze            (seal)  W.C. Davis          (seal)
H.W. Smith          (seal)   Arminta Younger      (seal)   G.M. Edge              (seal)  Len Hartley         (seal)
G.W. Church         (seal)   J.R. Sortor          (seal)   Chas. Masters          (seal)  C.A. Hendricks      (seal)
H.O. Hartley        (seal)   C.H. Haden           (seal)   I.P. Haden             (seal)  A.M. Brown          (seal)
J.W. Collins        (seal)   R.H. Edge            (seal)   C.M. Edge              (seal)  L.L. Edge           (seal)
Omer Wasson         (seal)   J.K. Baker           (seal)   C.C. Willett           (seal)  C.B. Gordon         (seal)
Walter Jones        (seal)   Harry Jones          (seal)   J.H. Harper            (seal)  J.W. Craig          (seal)
R.L. Preston        (seal)   W.T. Hickman         (seal)   J.E. Haden             (seal)  C.F.P. Baker        (seal)
A.J. Locke          (seal)   J.E. Church          (seal)   G.W. Cooper            (seal)  Eber White          (seal)
Isaac Odell         (seal)   J.A. Worley          (seal)   J.P. Johnson           (seal)  U.A. Bush           (seal)
J.T. Elliston       (seal)   E.E. Rountree        (seal)   W.L. Todd              (seal)  W.H. Potts          (seal)
W.L. Douglas        (seal)   J.W. Willett         (seal)   W.H. Umbarger          (seal)  Wm. Zollman         (seal)
D.F. Kitsmiller     (seal)   U.S. Cassel          (seal)   W.W. Younger           (seal)  J.M. Baker          (seal)
J.P. Hartley        (seal)   Wm.G. Jackson        (seal)   Jas.W. Jackson         (seal)  Wm. Roy             (seal)
J.M. Campbell       (seal)   Jno.G. Rutledge      (seal)   A.W.B.Kirkpatrick      (seal)  J.W. Young          (seal)
Ed Alberti          (seal)   John S. Brown        (seal)   T.B. Simmons           (seal)  C.A. Newman         (seal)
W.T. Council        (seal)   _____________        (seal)   Bular Crisp            (seal)  J.T. Haden          (seal)
W.F. Rau            (seal)   Tincy H. Baker       (seal)   Lonnie E. Fox          (seal)                      (seal)



State of Missouri          )
                           ) SS
County of Cedar            )

         On this 24th day of July, A.D. 1912 before me personally appeared J.G. Simmons, J.M. Hudson, S.D. Roundtree, J.A. Headlee, E.S. Smith, Sol Hartley, Wm. Hudson, W.E. Craig, J.W. Milligan, A.W. Hartley, E.M. Frieze, W.C. Davis, H.W. Smith, Arminta Younger, G.M. Edge, Len

Hartley, G.W. Church, J.R. Sortor, Chas. Masters, H.O. Hartley, C.H. Haden, I.P. Haden, A.M. Brown, J.W. Collins, R.H. Edge, C.M. Edge, L.L. Edge, Omer Wasson, J.K. Baker, C.C. Willett, C.B. Gordon, Walter Joines, Harry Jones, J.H. Harper, J.W. Craig, G.W. Cooper, Eber White, R.L. Preston, W.T. Hickman, J.E. Haden, C.F.P. Baker, A.J. Locke, J.E. Church, Isaac Odell, J.A. Worley, J.P. Johnson, J.T. Elliston, U.A. Bush, E.E. Roundtree, W.L. Todd, W.H. Potts, W.L. Douglas, Wm. Zollman, J.W. Willett, W.H. Umbarger, D.F. Kittsmiller, U.S. Cassel, W.W. Younger, J.P. Hartley, J.M. Baker, Wm. G. Jackson, Jas. W. Jackson, J.M. Campbell, Wm. Roy, Ed Alberti, Jno. G. Rutledge, A.W.B. Kirkpatrick, J.W. Young, John S. Brown, T.B. Simmons, C.A. Newman, W.T. Council, Buller Crisp, J.T. Haden, W.F. Rau, Tincy H. Baker, Lonnie E. Fox,

to me known to be the persons described in and who executed the foregoing instrument and acknowledged that they executed the same as their free act and deed.

         Given under my hand and official seal at my office in the City of Stockton, Missouri, the day and year above written.
(seal)             Chas. A. Hendricks, Notary Public for Cedar county, Missouri.
         My term as a Notary expires Nov. 19th 1914.


State of Missouri          )
                           ) SS
County of Cedar            )

         On this 25th day of July, A.D. 1912 before me personally appeared C.A. Hendricks, to me known to be the person described in and who executed the foregoing instrument and acknowledged that he executed the same as his free act and deed. Given under my hand and official seal at my office in the City of Stockton,
                  Missouri, the day and year above written.
(seal)            James W. Collins, Notary Public.
         My term as a Notary will expire Mch. 24th 1916.


Filed for record on the 6th day of August 1912 at 5 o'clock 15 minutes P.M.

                             O.B. Williams, Recorder






-------------------------------------------------------------------------------

STATE OF MISSOURI         )
                          ) SS.
County of Cedar           )

         I, O.B. Williams, Clerk of the Circuit Court and Ex-officio Recorder in and for said County, hereby certify that the foregoing is a true copy of the original Articles of Agreement for Incorporation therein referred to as the same appears in Miscellaneous Record Book "A," Page 374 in my office.

                            Witness my hand and the seal of said Court.
                            Done at office in Stockton, MO this 8th day
                            of August, 1912.
                                O.B. Williams
                            ---------------------------------------------
                            Clerk of the Circuit Court and Ex-officio Recorder.

                            For                                          Deputy
                               ------------------------------------------